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                                                                    EXHIBIT 4.18


                SECURITIES INFORMATION DATABASE SERVICE CONTRACT


PARTY A:          FORTUNE SOFTWARE (BEIJING) CO., LTD. ("PARTY A")
Address:          Floor 6, Ping-An Building
                  23 Jingrong Street
                  Xicheng District
                  Beijing 100000
Tel:              010-66214728
Fax:              010-66210640


PARTY B:          SHENZHEN SECURITIES INFORMATION CO. LTD. ("PARTY B")
Address:          Building # 10
                  Shangbu Industrial Park
                  Hongli Road West
                  Futian District
                  Shenzhen 518028
Tel:              0755-83991223
Fax:              0755-83237953

     Adhering to the principles of friendly negotiation, mutual benefit, free will and equality, Party A and Party B agree as follows with respect to the provision of database service:


I.   CONTENTS OF COOPERATION

1.   Party B shall provide to Party A access to the Jucao Financial
     Database and shall be responsible for the daily maintenance of said database. The specific contents of the database are set forth in Appendix I attached hereto.

2. Party B shall provide to Party A English abstracts of the interim public statements of companies listed with the Shenzhen and Shanghai Stock Exchanges.

3. Party B shall authorize Party A to use the financial news exclusively provided by Panorama.


II.  METHOD OF SERVICE PROVISION

1. The information on the Jucao Financial Database and the English abstracts of interim public statements shall be provided through the database. Party A shall be responsible for the installation of historical data and the daily updating and maintenance of data.

2. Party B shall authorize Party A to access the Panorama website designated by Party B and to collect on its own information provided exclusively by Panorama.

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III. Rights and Obligations of Parties

(I)  Rights and Obligations of Party A

1. Without written consent of Party B, Party A shall not alter or remove the content or structure of any news and database provided by Party B. Party A shall be liable for the errors or losses of any such contents or data resulting from Party A's unauthorized removal of the same. Party A shall have the right of discretion with respect to the use of contents and news in the database provided by Party B.

2. The news and data provided by Party B shall only be used by Party A in Party A's websites (including www.jrj.com and www.jrj.com.cn) and other related products provided by Party A's websites to end users. Without written consent of Party B, Party A shall not expand the scope of its use nor shall it transfer to a third party the right to use such news and data, excluding, however, products and contents processed by Party A and provided to Party A's websites and Party A's end users.

3. Party A shall make relevant payments in the manner and at the time agreed upon hereunder.

4. Party A shall provide the software and hardware necessary for Party B's installation of said products and systems, and shall appoint appropriate technical personnel to give assistance and cooperation.

5. Party A shall have the right to test the database products installed before acceptance, and in the event that said products fail to pass the test, Party A shall have the right to withhold payment until the products prove satisfactory. The service period shall be extended accordingly.


(II) Rights and Obligations of Party B

1. Party B assures that the news and data it provided hereunder are free from any copyright claims, and the information contained therein is derived from lawful sources, and is authentic and objective, proper for normal use by Party A. However, if Party A edits or removes any of the above without authorization, Party A shall address on its own errors or disputes arising out of or in connection with such editing or removal, and Party B shall have nothing to do therewith.

2. Party B assures the accuracy of the information it provides. Each financial figure in the financial data shall have an accuracy rate of at least 99.995%, and the accuracy rate of the language in the news and public statements shall be 99.98%, except with respect to errors on the part of the information sources (such as listed companies) and in the original data.

3. Party B assures the completeness of the information it provides. The rate of completeness shall be 99.995% with respect to the annual reports, mid-year reports and quarterly reports of all listed companies publicly disclosed since the time of their listing,

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     the three financial reports of the listed companies, the plans for dividends distribution, the change of shareholding, and information regarding the top ten major shareholders. The rate of completeness shall be 99.99% with respect to all other types of public announcements.

4. Party B assures the timeliness of the information it provides. Special notices, abstracts of regular reports, important financial figures and data of companies, and complete texts of various types of public statements shall begin to be included in the database by 4:00 pm on the day preceding their release in the three major securities news media and shall be fully processed on that night. If more than 40 listed companies release statements in one day, the deadline for completing the relevant information in the listed companies' public statements shall be postponed appropriately, provided, however, that all information in the public statements of companies listed with the Shenzhen Stock Exchange shall be fully processed on the night of the day preceding their public disclosure on the news media. Major financial news and major corporate news shall be fully processed by 8:00 am on the day of their public disclosure, and other news shall be updated and included in the database on an on-going basis during the same day.

5. Party B assures that it will complete the installation of the information database within 15 days after the execution of this contract, and shall provide structural descriptions and user documents of the relevant database.

6. Party B shall provide technical support for use of the said products, and shall maintain and update the contents of relevant information.

7. The database provided by Party B is based on the information publicly disclosed by listed companies and the stock exchanges. Party B shall use its best efforts to maintain the accuracy and objectivity of the data and the translated contents. The contents and news in the database shall not constitute any advice on investment transactions, and are for reference only. Party A shall assume all the risks in connection with its own investment decisions. It is proposed that Party A shall give a similar note of caution to its own customers when it provides relevant information services.

8. Party B undertakes that it will advice Party A in a timely fashion of any innovation of or addition to the information database, so that Party A will be able to know the new progress Party B has made in respect of the database. Party B shall upgrade, at its own expense, the database contents and the updating procedures purchased by Party A. Party B promises that every year Party A may select five new data tables from among the new additions.

9. Party B shall provide to Party A the database with the accuracy and completeness provided herein, and shall respond to Party A's questions in a timely fashion.


III. SERVICE CHARGES, AND METHOD OF PAYMENT

1.   Service Charges and Amounts
     ---------------------------

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     The total amount to be paid under this contract shall be RMB 200,000, which will include:


------------------------------------------------------------------------------------------
       Service Provided                Annual Charge             Lump-Sum Payment    Notes
------------------------------------------------------------------------------------------

1. Jucao Financial Database            RMB130,000/year
------------------------------------------------------------------------------------------
2. English Abstracts of Listed         RMB50,000/year
Companies' Interim Public Statements
------------------------------------------------------------------------------------------
3. Routine After-Sale Technical        service charge waived
Services
------------------------------------------------------------------------------------------
4. Installation of Historical Data                               waived
------------------------------------------------------------------------------------------
5.Panorama News                        RMB20,000/year
------------------------------------------------------------------------------------------
Total                                  RMB200,000
------------------------------------------------------------------------------------------

2.   Method of Payment

     Party A shall pay to Party B 35% of the total contract price (RMB70,000) within 15 days after the execution of this contract, and the remaining 65% (RMB130,000) shall be paid within 45 days after Party B installs the database and communication to and from the database begins.

     Party A shall pay the contract price by transferring the amount through the banks. The following is the bank and account number designated by Party B:

        Bank: Shenzhen China Merchants Bank Shangbu Branch
        Account owner: Shenzhen Securities Information Co. Ltd.
        Account number: 4582712510001


IV.  FORCE MAJEURE EVENTS

1. The Parties to this contract shall be released of their contractual obligations in the event that any natural calamity, earthquake, fire, interruption of communication, change of relevant law, or government action has caused a delay in service provision or resulted in their inability to perform in whole or in part their contractual obligations.

2. After the occurrence of a force majeure event, the affected Party shall give prompt and appropriate notice to the other Party, and shall provide to the latter thereafter relevant certifying documents provided by an administrative department or other authority. It shall also take necessary measures and seek to solve the problem through negotiation.

3. If, as a result of a change of law, Party B's provision of information hereunder is in conflict with the new law or new regulation, the Parties shall have further consultation on relevant contents without prejudice to the interests of Party A.

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V.   LIABILITY FOR BREACH

1. Either Party shall have the right to terminate this contract in the event that the other Party fails to perform its obligations under, or is in breach of, any of the above provisions, and the matter remains unsettled after negotiation, rendering the performance of the Contract impossible. The breaching Party shall be liable for all the consequences resulting from such breach, and shall indemnify the other party for all the actual losses. The cumulated amount of penalties or compensations for breaches, losses and damages to be paid by the Party in breach shall not exceed the total price of the relevant service charge.

2. Party B shall not unilaterally stop updating or alter the contents of the database it provides to Party A. Any such behavior shall be deemed a breach.

3. If Party B is unable to provide to Party A the services set forth in Appendix 1 due to a change of its business or any other change, it shall serve a written three-month prior notice on Party A so that Party A will be able to make proper business arrangements ahead of time. This contract shall be simultaneously terminated thereby, and Party B shall return to Party A any payment for services that have not been rendered.


VI.  CONFIDENTIALITY

1. Either Party to this contract shall be obligated to keep confidential the contents of this contract and the trade secrets, market information, and product files and technology of the other Party. Except matters required to be disclosed under relevant laws, without written approval of the other Party, neither Party shall provide or divulge to any entity or individual any material or information relating to the business of the other Party. This obligation of confidentiality shall survive the termination of this contract indefinitely.

2. Party B owns the copyrights to the securities information database, the structural description of the services, and the files of relevant technology provided by Party B. Without written approval of Party B, neither Party A or any third party shall alter or reproduce in quantity the contents or software of the system. Nor shall they do any other things that may cause damage to the system or may help divulge the contents or technology contained therein, not to say to use the products, technology and data provided by Party B directly for profit.

3. Either Party which divulges or improperly uses said trade secrets, technological information or other relevant materials and causes damages or losses to the other Party shall be held economically liable for such damages and losses. This provision is not restricted by the provision on the amount of compensation set forth above.


VII. DISPUTE RESOLUTION

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1.   All disputes between the Parties hereto arising out of the performance hereunder or in connection herewith, as well as matters not covered hereunder, shall be resolved through friendly consultations between the Parties.

2. In the event that the Parties are unable to resolve a dispute through consultation, either Party may submit the dispute to a competent people's court or an arbitration commission for adjudication or arbitration.


VIII. TERM

1. The term of this contract shall be one year, starting from December 15, 2004 to December 31, 2005. Due to the fact that Party B's installation of the database and Party A's development and application will take some time (for technical implementation), the deadline for the database updating service shall be January 31, 2006. If neither Party informs the other Party of its intention to terminate this Contract 30 days before the expiration of the term, this Contract shall be automatically extended for another one-year term. If Party A pays the service charges in time, the term of the database updating service provided by Party B for Party A shall be extended to January 31, 2007.

2. If the occurrence of any special circumstance calls for termination of this Contract, the terminating Party shall serve a three-month prior notice on the other Party, and shall seek to resolve the remaining issues through friendly consultation with the other Party.


IX.  OTHER PROVISIONS

1.   This contract shall have four counterparts, with each Party holding two.

2. This contract shall enter into effect when it is signed by and affixed with the seals of both Parties.

3. The appendix attached hereto is of the same validity and legal effect as this contract.

4. Matters not covered hereunder shall be addressed by the Parties in supplementary agreements after negotiation.


PARTY A: FORTUNE SOFTWARE (BEIJING) CO., LTD.

Authorized Representative (signature) /s/ Ma Linghai
                                      ----------------------
Seal:                                 /s/ [COMPANY SEAL]
Date:  December 14, 2004


PARTY B: SHENZHEN SECURITIES INFORMATION CO. LTD.

Authorized Representative (signature) /s/ Zhou Hongbo
                                      ----------------------
Seal:                                 /s/ [COMPANY SEAL]
Date:  December 9, 2004

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                           SUPPLEMENTARY AGREEMENT TO
                SECURITIES INFORMATION DATABASE SERVICE CONTRACT


PARTY A:          FORTUNE SOFTWARE (BEIJING) CO., LTD ("PARTY A")
Address:          Floor 6, Ping-An Building
                  23 Jingrong Street
                  Xicheng District
                  Beijing 100000
Tel:              010-66214728
Fax:              010-66210640


PARTY B:          SHENZHEN SECURITIES INFORMATION CO. LTD. ("PARTY B")
Address:          Building # 10
                  Shangbu Industrial Park
                  Hongli Road West
                  Futian District
                  Shenzhen 518028
Tel:              0755-83991223
Fax:              0755-83237953

     Whereas, Party A and Party B entered into the Service Information Database service contract dated December 9, 2004 (the "Original Contract"), in which the Parties agreed on the provision of a database;

     Whereas, in the course of development and use, Party A found that the contents in the database provided by Party B differ substantially from those of other companies' databases being used by Party A;

     Whereas, Party A, in order to meet the requirements of retaining complete copies of all data, needs to develop more tools for database input, and cause some database processors to manually input the data which Party B's database can not provide;

     Whereas, for the above reason a substantial amount of time is needed for development and adjustment before the database can be put to use;

     Whereas, Party B has also promised to perfect its database on an on-going basis to meet the increasing demand of Party A and other users of the database;

     Therefore, Party A and Party B, out of a desire for long-term friendly cooperation and on the basis of the Original Contract, have agreed on the following supplementary agreement after consultation:

1. The language under Clause 2 (Method of Payment) under Article III of the Original Contract (Service Charges, and Method of Payment) "the remaining 65% (RMB130,000) shall be paid within 45 days after Party B installs the database and communication to and from the database begins" shall be changed and shall read as follows: "the remaining

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     65% in the amount of one hundred and thirty thousand RMB (RMB130,000) shall be paid by Party A before May 1, 2005, and any delay in such payment shall be deemed as a breach";

2. The language of Clause 1 under Article VIII (Term) "The term of this contract shall be one year, starting from December 15, 2004 to December 31, 2005. Due to the fact that Party B's installation of the database and Party A's development and application will take some time (for technical implementation), the deadline for the database updating service shall be January 31, 2006. If neither Party informs the other Party of its intention to terminate this contract 30 days before the expiration of the term, this contract shall be automatically extended for another one-year term. If Party A pays the service charges in time, the term of the database updating service provided by Party B for Party A shall be extended to January 31, 2007" shall be changed and shall read as follows: "The term of this contract shall be one year, starting from December 15, 2004 to December 31, 2005. Due to the fact that Party B's installation of the database and Party A's development and application will take some time (for technical implementation), the deadline for the database updating service shall be April 30, 2006. If neither Party informs the other Party of its intention to terminate this contract 30 days before the expiration of the term, this contract shall be automatically extended for another one-year term. If Party A pays the service charges in time, the term of the database updating service provided by Party B for Party A shall be extended to April 30, 2007.

3. The language of Clause 2 of Article VI (Confidentiality) "2. Party B owns the copyrights to the securities information database, the structural description of the services, and the files of relevant technology provided by Party B. Without written approval of Party B, neither Party A or any third party shall alter or reproduce in quantity the contents or software of the system. Nor shall they do any other things that may cause damage to the system or may help divulge the contents or technology contained therein, not to say to use the products, technology and data provided by Party B directly for profit" does not exclude Party A's normal use. It shall be changed and shall read as "2. Party B owns the copyrights to the securities information database, the structural description of the services, and the files of relevant technology provided by Party B. Without written approval of Party B, neither Party A or any third party shall alter or reproduce in quantity the contents or software of the system. Nor shall they do any other things that may cause damage to the system or may help divulge the contents or technology contained therein, not to say to use the products, technology and data provided by Party B directly for profit. However, products and contents processed by Party A and provided to Party A's website and Party A's end users are not subject to this prohibition."

4. Because Party B is planning to launch a new database service system in June 2005, the Original Contract does not mention whether Party A is entitled to free upgrading services. Now the Parties agree as follows: "Party A is entitled to have its system upgraded to the new database service system to be launched by Party B. In addition, during the term of the contract, Party A is entitled to the free enjoyment of all the database services provided by the new database service system. Meanwhile, on the basis of its years of experience in database development and application, Party A shall propose relevant improvements to

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     and standards for Party B's new database service system, to enhance the competitiveness of Party B's database products."

5. This Supplementary Agreement shall have four counterparts, with two for each of the Parties. This Supplementary Agreement shall be of the same validity and legal force as the Original Contract. When this Supplementary Agreement conflicts with the Original Contract in content, this Supplementary Agreement shall prevail.


PARTY A: FORTUNE SOFTWARE (BEIJING) CO., LTD

Authorized Representative (signature) /s/ Ma Linghai
                                      ----------------------
Seal:                                 /s/ [COMPANY SEAL]
Date:  January 31, 2005


PARTY B: SHENZHEN SECURITIES INFORMATION CO. LTD.

Authorized Representative (signature) /s/ Zhou Hongbo
                                      ----------------------
Seal:                                 /s/ [COMPANY SEAL]
Date:  January 24, 2005

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